Exhbit 10.4
$369,214,928
Trinity Rail Leasing 2010 LLC
Secured Railcar Equipment Notes, Series 2010-1
5.194% Series 2010-1 Notes
NOTE PURCHASE AGREEMENT
October 18, 2010
Credit Suisse Securities (USA) LLC
Lloyds TSB Bank plc
Credit Agricole Securities (USA) Inc.
Wells Fargo Securities, LLC
Rabo Securities USA, Inc.
c/o Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, N.Y. 10010-3629
Dear Sirs:
     1. Introductory. Trinity Rail Leasing 2010 LLC, a Delaware limited liability company (the “Issuer”), proposes, subject to the terms and conditions stated herein, to issue and sell to Credit Suisse Securities (USA) LLC (the “Initial Purchaser”) and the several initial purchasers named in Schedule A hereto (the “Other Purchasers” and, together with the Initial Purchaser, the “Purchasers”) U.S.$369,214,928 principal amount of its Series 2010-1 Secured Railcar Equipment Notes (the “Offered Notes”) to be issued pursuant to an Indenture (the “Indenture”) to be dated as of October 25, 2010, between the Issuer and Wilmington Trust Company as indenture trustee (the “Trustee”). The United States Securities Act of 1933, as amended, is herein referred to as the “Securities Act.” Capitalized terms used but not defined herein shall have the meanings given to such terms in the Offering Circular (as defined below).
     2. Representations and Warranties of the Issuer, TILC, Trinity and TRLWT. Each of the Issuer, Trinity Industries Leasing Company, a Delaware corporation (“TILC”) on behalf of itself and as manager of Trinity Rail Leasing Warehouse Trust (“TRLWT”) and Trinity Industries, Inc., a Delaware corporation (“Trinity”), jointly and severally, represents and warrants to, and agrees with, the Purchasers that, as of the date hereof (unless otherwise indicated below):
          (a) The Issuer has prepared a preliminary offering circular dated October 4, 2010, and the Issuer will prepare a final offering circular dated the date hereof, in each case relating to the Offered Notes to be offered by the Purchasers. The preliminary offering circular (the

“Preliminary Offering Circular”) and the final offering circular (the “Offering Circular”), together with any General Use Issuer Free Writing Communication (as hereinafter defined) and all amendments and supplements to such documents, are hereinafter collectively referred to as the “Offering Document”.
     The Offering Document at a particular time means the Offering Document in the form actually amended or supplemented and issued at that time. “Final Offering Document” means the Offering Document that discloses the offering price and other final terms of the Offered Notes and is dated as of the date of this Agreement (even if finalized and issued subsequent to the date of this Agreement). “General Disclosure Package” means the Offering Document at the Applicable Time (as hereinafter defined) considered together with the offering price on the cover page of the Offering Circular and the statements under the caption “Description of the Offered Notes and the Indenture” in the Offering Circular. “Applicable Time” means 4:00 p.m. (New York time) on the date of this Agreement. As of the date of this Agreement, the Final Offering Document does not, and as of the Closing Date will not, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the Applicable Time neither (i) the General Disclosure Package, nor (ii) any individual Limited Use Issuer Free Writing Communication (as hereinafter defined), when considered together with the General Disclosure Package, included, nor as of the Closing Date will include, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding two sentences do not apply to statements in or omissions from the Offering Document, the General Disclosure Package or any Limited Use Issuer Free Writing Communication based upon written information furnished to the Issuer, TILC or Trinity by the Purchasers specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.
     “Free Writing Communication” means a written communication (as such term is defined in Rule 405 under the Securities Act) that constitutes an offer to sell or a solicitation of an offer to buy the Offered Notes and is made by means other than the Preliminary Offering Circular or the Offering Circular. “Issuer Free Writing Communication” means a Free Writing Communication prepared by or on behalf of the Issuer, TILC or Trinity or used or referred to by the Issuer, TILC or Trinity, in the form retained in the records of the Issuer, TILC or Trinity. “General Use Issuer Free Writing Communication” means any Issuer Free Writing Communication that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule B to this Agreement. “Limited Use Issuer Free Writing Communication” means any Issuer Free Writing Communication that is not a General Use Issuer Free Writing Communication.
          (b) The Issuer has been duly formed and is an existing limited liability company in good standing under the laws of the state of Delaware, with power and authority (as a limited liability company and otherwise) to own its properties and conduct its business as described in the General Disclosure Package or Additional Issuer Information; and the Issuer is duly qualified to do business as a foreign limited liability company in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification.
          (c) TRLWT has been duly formed and is an existing Delaware statutory trust in good standing under the laws of the state of Delaware, with power and authority (as a statutory trust and otherwise) to own its properties and conduct its business as described in the General Disclosure Package; and TRLWT is duly qualified to do business as a statutory trust in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification.
          (d) Each of TILC and Trinity has been duly incorporated and is an existing corporation in good standing under the laws of the state of Delaware, with power and authority (as a corporation and otherwise) to own its properties and conduct its business as described in the General Disclosure Package; and each of TILC and Trinity is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification.
          (e) As of the Closing Date, the Indenture and each other Transaction Document (as defined in Section 5(d)) will have been duly authorized, executed and delivered by the Issuer, TILC, TRLWT or Trinity, as the case may be; the Offered Notes have been duly authorized by the Issuer, and when the Offered Notes are duly authenticated by the Trustee in accordance with the Indenture and delivered and paid for pursuant to this Agreement, the Offered Notes will have been duly executed, authenticated, issued and delivered by the Issuer and each of the Indenture, each other Transaction Document and the Offered Notes will conform to the description thereof contained in the Final Offering Document and each of the Indenture and the other Transaction Documents (assuming the valid execution and delivery thereof by the other parties thereto) and the Offered Notes will constitute valid and legally binding obligations of the Issuer, TILC, TRLWT or Trinity, as the case may be, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
          (f) Except as contemplated by the Transaction Documents, no consent, approval, authorization, order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement or any Transaction Document in connection with the issuance and sale of the Offered Notes.
          (g) The execution, delivery and performance of the Indenture, this Agreement and each other Transaction Document and the issuance and sale of the Offered Notes and compliance with the terms and provisions thereof by the Issuer, TILC, TRLWT or Trinity, as the case may be, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or conflict with, (i) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Issuer, TILC, TRLWT or Trinity or any of their respective properties, or (ii) any agreement or instrument to which the Issuer, TILC, TRLWT or Trinity is a party or by which the Issuer, TILC, TRLWT or Trinity is bound or to which any of the properties of the Issuer, TILC, TRLWT or Trinity are subject, or the limited liability company agreement or certificate of formation of the Issuer, the certificate of formation or by-laws of TILC or Trinity or the trust agreement or the certificate of incorporation of TRLWT. The Issuer has full power and authority to sell the Offered Notes as contemplated by this Agreement.
          (h) This Agreement has been duly authorized, executed and delivered by each of the Issuer, TILC and Trinity.
          (i) Except as disclosed in the General Disclosure Package, the Issuer has good and marketable title to all real properties and all other properties and assets owned by it, free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by it; and except as disclosed in the General Disclosure Package, the Issuer holds any leased real or personal property held by it under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by it.
          (j) Each of the Issuer, TILC, TRLWT and Trinity possesses all material certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it and has not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Issuer, TILC, TRLWT or Trinity, as applicable, would individually or in the aggregate have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Issuer, TILC, TRLWT or Trinity, as applicable, taken as a whole (“Material Adverse Effect”).
          (k) Except as disclosed in the General Disclosure Package, none of the Issuer, TILC, TRLWT or Trinity is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), nor owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and none of the Issuer, TILC, TRLWT or Trinity is aware of any pending investigation which might lead to such a claim.
          (l) Except as disclosed in the General Disclosure Package, there are no pending actions, suits or proceedings against or affecting the Issuer, TILC, TRLWT, Trinity or their respective properties that, if determined adversely to the Issuer, TILC, TRLWT or Trinity, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Issuer, TILC, TRLWT or Trinity to perform its obligations under the Indenture, this Agreement, or any other Transaction Document to which it is a party, or which are otherwise material in the context of the sale of the Offered Notes; and no such actions, suits or proceedings are threatened or, to the Issuer’s, TILC’s or Trinity’s knowledge, contemplated.
          (m) Since June 30, 2010, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition

(financial or other), business, properties or results of operations of TILC, TRLWT or Trinity and Trinity’s subsidiaries taken as a whole.
          (n) The Issuer is not an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940, as amended (the “Investment Company Act”); and the Issuer is not and, after giving effect to the offering and sale of the Offered Notes and the application of the proceeds thereof as described in the General Disclosure Package will not be, an “investment company” as defined in the Investment Company Act.
          (o) No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Offered Notes are listed on any national securities exchange registered under Section 6 of the United States Securities Exchange Act of 1934, as amended (“Exchange Act”) or quoted in a U.S. automated inter-dealer quotation system.
          (p) Assuming the representations of the Purchasers set forth in Section 4(a) and (b) are true and accurate, the offer and sale of the Offered Notes in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act, and it is not necessary to qualify an indenture in respect of the Offered Notes under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
          (q) None of the Issuer, TILC, TRLWT or Trinity, or any of their respective affiliates, or any person acting on its or their behalf (other than the Purchasers, as to whom no such representation is made) (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act) the Offered Notes or any security of the same class or series as the Offered Notes or (ii) has offered or will offer or sell the Offered Notes (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S (“Regulation S”) under the Securities Act, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S. The Issuer, TILC, TRLWT, Trinity and their respective affiliates and any person acting on its or their behalf (other than the Purchasers, as to whom no such representation is made) have complied and will comply with the offering restrictions requirement of Regulation S. None of the Issuer, TILC, TRLWT or Trinity has entered and none will enter into any contractual arrangement with respect to the distribution of the Offered Notes except for this Agreement.
          (r) The proceeds to the Issuer from the offering of the Offered Notes and the related transactions will not be used to purchase or carry any security (except as contemplated in Permitted Investments in respect of the Indenture Accounts).
          (s) There is no “substantial U.S. market interest” as defined in Rule 902(j) of Regulation S in the Issuer’s debt securities.
          (t) Except as contemplated in the Engagement Letter (as defined below) and as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Issuer, TILC, TRLWT or Trinity and any person that would give rise to a valid claim against the Issuer, TILC, TRLWT, Trinity, or any Purchaser for a brokerage commission, finder’s fee or other like payment.
          (u) At the time of execution and delivery of the Asset Transfer Agreement, (1) TRLWT and TILC, as applicable, will own all right, title and interest in and to the initial Railcars to be acquired by the Issuer from it pursuant thereto, together with the related Leases thereon and certain other related assets specified therein free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively, “Liens”), except to the extent permitted in the Asset Transfer Agreement or the Indenture, as applicable, and except, in the case of TRLWT, for security interests being released upon transfer to the Issuer, will not have assigned to any person other than the Issuer any of its right, title or interest in such Railcars and Leases, (2) TRLWT and TILC, as applicable, will have the power and authority to transfer such Railcars, Leases and related assets to the Issuer and (3) upon execution and delivery of the Asset Transfer Agreement and the consummation of the transactions contemplated thereby, the Issuer will own such Railcars, Leases and related assets free of Liens other than Liens permitted by the Asset Transfer Agreement or the Indenture, as applicable.
          (v) As of the Closing Date, each of the representations and warranties of the Issuer, TILC, TRLWT or Trinity set forth in each of the Transaction Documents to which they are parties will be true and correct in all material respects.
          (w) Any taxes, fees and other governmental charges that would be incurred by reason of the execution and delivery of the Transaction Documents or the execution, delivery and sale of the Offered Notes and that would be due and payable as of the Closing Date have been or will be paid prior to the Closing Date.
          (x) None of the Issuer, Trinity, TILC or TRLWT, nor any of their respective subsidiaries nor, to the knowledge of the Issuer, Trinity, TILC or TRLWT, any director, officer, agent or employee acting on behalf of the Issuer, Trinity, TILC or TRLWT or any of their respective subsidiaries, has violated or is in violation of, in any material respect, any provision of the Foreign Corrupt Practices Act of 1977.
          (y) The operations of the Issuer, Trinity, TILC and TRLWT and their respective subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuer, Trinity, TILC, TRLWT or any of their respective subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Issuer, Trinity, TILC or TRLWT, threatened.
          (z) None of the Issuer, Trinity, TILC or TRLWT, any of their respective subsidiaries or, to the knowledge of the Issuer, Trinity, TILC or TRLWT, any director, officer, agent, employee or affiliate of the Issuer, Trinity, TILC or TRLWT or any of their respective subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign

Assets Control of the U.S. Department of the Treasury (“OFAC”); and none of the Issuer, Trinity, TILC or TRLWT will directly or indirectly use the proceeds of the offering of the Offered Notes hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
          (aa) The operations of the Issuer, Trinity, TILC and TRLWT and their respective subsidiaries are and have been conducted at all times in material compliance with the USA Patriot Act of 2001, as amended, and the rules and regulations thereunder.
          (bb) The Issuer and, prior to the formation of the Issuer, Trinity have complied, and as of the Closing Date, the Issuer will comply, in all material respects with the representations, certifications and covenants made to Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business (the “Hired NRSRO”) in connection with the engagement of the Hired NRSRO to issue and monitor a credit rating on the Offered Notes, including any representation provided to the Hired NRSRO by the Issuer in connection with Rule 17g-5(a)(iii) of the Exchange Act (“Rule 17g-5”), and has made accessible to any non-hired nationally recognized statistical rating organization, as contemplated by Rule 17g-5, all information provided to the Hired NRSRO in connection with the issuance and monitoring of the credit ratings on the Offered Notes in accordance with Rule 17g-5. None of the Purchasers are responsible for compliance with Rule 17g-5 in connection with the issuance and monitoring of the credit ratings on the Offered Notes.
     3. Purchase, Sale and Delivery of Offered Notes. (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Issuer agrees to sell to the Purchasers, and the Purchasers agree, severally and not jointly, to purchase from the Issuer, at a purchase price of 100% of the principal amount thereof, the respective principal amounts of Offered Notes set forth opposite the names of the several Purchasers in Schedule A hereto.
          (b) The Issuer will deliver against payment of the purchase price the Offered Notes to be offered and sold by the Purchasers in reliance on Regulation S (the “Regulation S Notes”) in the form of one or more permanent global notes in registered form without interest coupons (the “Regulation S Global Notes”) which will be deposited with the Trustee as custodian for Cede & Co., as nominee of The Depository Trust Company (“DTC”) for the respective accounts of the DTC participants for Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) and registered in the name of Cede & Co., as nominee for DTC. The Issuer will deliver against payment of the purchase price the Offered Notes to be purchased by the Purchasers hereunder and to be offered and sold by each Purchaser in reliance on Rule 144A under the Securities Act (the “144A Notes”) in the form of one permanent global note in definitive form without interest coupons (the “Restricted Global Note”) deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee for DTC. The Regulation S Global Notes and the Restricted Global Note shall be assigned separate CUSIP numbers. The Global Notes shall include the legend regarding restrictions on transfer set forth under “Transfer Restrictions” in the Final Offering Document. Until the termination of the distribution compliance period (as defined in Regulation S) with respect to the offering of the

Offered Notes, interests in the Regulation S Global Notes may only be held by the DTC participants for Euroclear and Clearstream, Luxembourg. Interests in any permanent Global Notes will be held only in book-entry form through Euroclear, Clearstream, Luxembourg or DTC, as the case may be, except in the limited circumstances described in the Final Offering Document.
     Payment for the Regulation S Notes and the 144A Notes shall be made by the Purchasers in Federal (same day) funds by or wire transfer to an account at a bank acceptable to the Purchasers, on October 25, 2010, or at such other time not later than seven full business days thereafter as the Initial Purchaser and the Issuer determine, such time being herein referred to as the “Closing Date”, against delivery to the Trustee as custodian for DTC of (i) the Regulation S Global Notes representing all of the Regulation S Notes for the respective accounts of the DTC participants for Euroclear and Clearstream, Luxembourg and (ii) the Restricted Global Note representing all of the 144A Notes. The Regulation S Global Notes and the Restricted Global Note will be made available for checking at the office of Vedder Price P.C., 1633 Broadway, New York, New York 10019, at least 24 hours prior to the Closing Date.
          (c) The Issuer agrees to pay the Initial Purchaser for its own account all fees and expenses as provided in Section 3 of the engagement letter, dated September 29, 2010, between TILC and the Initial Purchaser (the “Engagement Letter”).
     4. Representations by Purchasers; Resale by Purchasers. (a) Each Purchaser severally represents and warrants to the Issuer that it is an “accredited investor” within the meaning of Regulation D under the Securities Act.
          (b) Each Purchaser severally acknowledges that the Offered Notes have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. Each Purchaser severally represents and agrees that it has offered and sold the Offered Notes, and will offer and sell the Offered Notes (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 or Rule 144A under the Securities Act (“Rule 144A”). Accordingly, neither such Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Offered Notes, and such Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. Each Purchaser severally agrees that, at or prior to confirmation of sale of the Offered Notes, other than a sale pursuant to Rule 144A, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Offered Notes from it during the restricted period a confirmation or notice to substantially the following effect:
“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Securities Act”) and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the date of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings given to them by Regulation S.”
     Terms used in this subsection (b) have the meanings given to them by Regulation S.
          (c) Each Purchaser severally agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Notes except with the prior written consent of the Issuer.
          (d) Each Purchaser severally agrees that it and each of its affiliates will not offer or sell the Offered Notes in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Notes, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Notes has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.
          (e) Each Purchaser, severally but not jointly, represents and agrees that any communication or delivery of information to the Hired NRSRO in connection with the issuance or monitoring of a credit rating on the Offered Notes has been and will immediately be disclosed to the Issuer for the purpose of allowing the Issuer to make accessible to any non-hired nationally recognized statistical rating organization all information provided to the Hired NRSRO in connection with the issuance and monitoring of the credit rating on the Offered Notes in accordance with Rule 17g-5.
          (f) Each Purchaser severally agrees that it and each of its affiliates will not communicate or cause to be communicated the Offering Document in Canada or to any resident of Canada and understands that any Canadian residents may not, directly or indirectly, purchase the Offered Notes or any beneficial interest therein from any Purchaser.
          (g) Rabo Securities USA, Inc represents that it and each of its affiliates may make offers and sales outside of the United States through affiliates outside of the United States, which are acting as selling agents for Rabo Securities USA, Inc.
          (h) Lloyds TSB Bank plc represents and agrees that it is not a U.S. registered broker-dealer and, therefore, to the extent that they intend to effect any sales of the Offered Notes in the United States, they will do so through one or more U.S. registered broker-dealers as permitted by the applicable laws and regulations.
          (i) Each Purchaser severally represents and agrees that (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Offered Notes in circumstances in which section 21(1) of the FSMA does not apply to the Issuer; and (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Notes in, from or otherwise involving the United Kingdom.
          (j) In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), that with effect from and including the date on which the Prospectus Directive (as defined below) is implemented in that Member State (the “Relevant Implementation Date”) each Purchaser severally represents and agrees that it has not made and will not make an offer of any Offered Notes to the public in that Relevant Member State, other than: (A) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; (B) to any legal entity which has two or more of: (1) an average of at least 250 employees during the last financial year, (2) a total sheet of more than €43,000,000, and (3) an annual turnover of more than €50,000,000, all as shown in its last annual or consolidated accounts; (C) to fewer than 100 natural or legal persons (other than qualified investors defined in the Prospectus Directive); or (D) in any other circumstances falling within Article 3(2) of the Prospectus Directive; provided, that no such offer of Offered Notes shall require the Issuer to publish a prospectus pursuant to Article 3 of the Prospectus Directive.
     For the purposes of this provision, the expression “offer of Offered Notes to the public” in relation to any Offered Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Notes to be offered so as to enable an investor to decide to purchase or subscribe the Offered Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.
     5. Certain Agreements of the Issuer, TILC and Trinity. Each of the Issuer, TILC and Trinity jointly and severally agrees with the Purchasers that:
          (a) The Issuer will advise the Initial Purchaser promptly of any proposal to amend or supplement the Offering Document and will not effect such amendment or supplementation without the Initial Purchaser’s consent. If, at any time following delivery of any document included in the Offering Document or any Limited Use Issuer Free Writing Communication and prior to the completion of the resale of the Offered Notes by the Purchasers, there occurs an event or development as a result of which such document included or would include an untrue statement of a material fact or omitted or would omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time not misleading, or if it is necessary at any such time to amend or supplement the Offering Document or any Limited Use Free Writing Communication to comply with any applicable law, TILC promptly will notify the Initial Purchaser of such event and promptly will prepare, at its own expense, an amendment or supplement which will correct such statement or omission. Neither the Initial Purchaser’s consent to, nor the delivery by the Purchasers to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7. The first sentence of this subsection does not apply to statements in or omissions from any document in the General Disclosure Package or any Limited Use Issuer Free Writing Communication in reliance upon and in conformity with written information furnished to the Issuer, TILC, TRLWT or Trinity by any Purchaser through the Initial Purchaser specifically for use therein, it being understood and agreed that the only such information is that described as such in Sections 8(a) and 8(b) hereof.
          (b) The Issuer will furnish to the Initial Purchaser copies of each document comprising a part of the Offering Document and each Limited Use Issuer Free Writing Communication, in each case as soon as available and in such quantities as the Initial Purchaser requests, and the Issuer will furnish to the Initial Purchaser on the date hereof three (3) copies of each document comprising a part of the Offering Document and each Limited Use Issuer Free Writing Communication signed by a duly authorized officer of the Issuer, one of which will include the independent accountants’ reports in the Offering Document manually signed by such independent accountants. At any time when the Issuer is not subject to Section 13 or 15(d) of the Exchange Act, the Issuer will promptly furnish or cause to be furnished to the Initial Purchaser (and, upon request, to each other Purchaser) and, upon request of holders and prospective purchasers of the Offered Notes, to such holders and purchasers, copies of the information (the “Additional Issuer Information”) required to be delivered to holders and prospective purchasers of the Offered Notes in accordance with Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Notes. TILC or Trinity will pay the expenses of printing and distributing to the Purchasers all such documents. Any Additional Issuer Information delivered to any holders and prospective purchasers of the Offered Notes will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
          (c) The Issuer or TILC, on its behalf, will arrange for the qualification of the Offered Notes for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States as the Initial Purchaser designates and will continue such qualifications in effect so long as required for the resale of the Offered Notes by the Purchasers, provided that the Issuer will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction.
          (d) So long as the Offered Notes are outstanding, if not filed electronically with the Securities and Exchange Commission (the “Commission”) or posted on the website of Trinity, the Issuer or Trinity will furnish to the Initial Purchaser, as soon as practicable after the end of each fiscal year, a copy of Trinity’s annual report to shareholders, and the Issuer or Trinity will furnish to the Initial Purchaser (and, upon request, to each other Purchaser) (i) as soon as available, a copy of each description of reports, notices or communications sent to securityholders of Trinity or, if applicable, filed with foreign regulators or securities exchanges by Trinity, (ii) as soon as available, copies of each report furnished to TILC or any of its affiliates, in the case of the Issuer, and to its shareholders, in the case of Trinity, in either case pursuant to any Operative Agreement (collectively, the “Transaction Documents”), by first class mail as soon as practicable after such reports are furnished to TILC or any of its affiliates or the shareholders, as the case may be, (iii) copies of each amendment to any of the Transaction Documents, (iv) copies of all reports and other communications (financial or other) furnished to the Trustee under the Indenture or to holders of the Offered Notes, and copies of any reports and financial statements, if any, furnished to or filed with the Commission, any governmental or regulatory authority or any national securities exchange, and (v) from time to time such other information as any Purchasers may reasonably request relating to the Issuer, TILC, TRLWT, Trinity or any of their respective affiliates, the Offered Notes and the Transaction Documents. Each of TILC, the Issuer and Trinity shall make their officers, employees, independent accountants and legal counsel reasonably available upon request by any Purchaser.
          (e) During the period of three (3) years after the Closing Date, the Issuer will, upon request, furnish to the Initial Purchaser, each of the other Purchasers and any holder of Offered Notes a copy of the restrictions on transfer applicable to the Offered Notes.
          (f) During the period of two (2) years after the Closing Date none of the Issuer, TILC, nor Trinity will, or will permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Offered Notes that have been reacquired by any of them.
          (g) During the period of two (2) years after the Closing Date, the Issuer will not be or become an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.
          (h) The Issuer, TILC or Trinity will pay all expenses incidental to the performance of their respective obligations under this Agreement, including but not limited to: (i) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Notes, the preparation and printing of this Agreement, the Offered Notes, the documents comprising any part of the Offering Document, each Limited Use Issuer Free Writing Communication and any other document relating to the issuance, offer, sale and delivery of the Offered Notes; (ii) the cost of any advertising approved by the Issuer, TILC or Trinity in connection with the issue of the Offered Notes; (iii) any expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Offered Notes for sale under the laws of such jurisdictions in the United States as the Initial Purchaser designates and the printing of memoranda relating thereto; (iv) any fees charged by the Hired NRSRO for the rating of the Offered Notes; and (v) expenses incurred in distributing the documents comprising any part of the Offering Document (including any amendments and supplements thereto) and any Limited Use Issuer Free Writing Communications to the Purchasers or to prospective purchasers of the Offered Notes. The Issuer, TILC and Trinity jointly and severally will also pay or reimburse the Purchasers (to the extent incurred by them) for all travel expenses of the Purchasers’, the Issuer’s, TILC’s, TRLWT’s and Trinity’s officers and employees and any other expenses of the Purchasers, the Issuer, TILC, TRLWT or Trinity in connection with attending or hosting meetings with prospective purchasers of the Offered Notes from the Purchasers. In addition to the foregoing, but without duplication, the Issuer, TILC or Trinity will pay to the Initial Purchaser on the Closing Date the amounts in respect of its costs and expenses as set forth in Section 3 of the Engagement Letter as reimbursement of the Initial Purchaser’s other expenses.
          (i) In connection with the offering and the sale of the Offered Notes, until the Initial Purchaser shall have notified the Issuer, TILC, Trinity and the other Purchasers of the completion of the resale of the Offered Notes, none of the Issuer, TILC, TRLWT or Trinity or any of their respective affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Notes or attempt to induce any person to purchase any Offered Notes; and none of the Issuer, TILC, TRLWT or Trinity or any of their respective affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Notes.
          (j) For a period of 180 days after the date of the initial offering of the Offered Notes by the Purchasers, none of the Issuer, TILC, TRLWT or Trinity will offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any United States dollar-denominated asset-backed securities issued, sponsored or guaranteed by the Issuer, TILC, TRLWT, Trinity or any of their respective affiliates and having a maturity of more than one year from the date of issue, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Initial Purchaser. None of the Issuer, TILC, TRLWT or Trinity will at any time offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act or the safe harbor of Regulation S thereunder to cease to be applicable to the offer and sale of the Offered Notes.
          (k) The Issuer, TILC and Trinity (the “Indemnitors”) jointly and severally will indemnify and hold harmless the Purchasers against any documentary, stamp or similar issuance tax, including any interest and penalties, on the creation, issuance and sale of the Offered Notes and on the execution and delivery of this Agreement. All payments to be made by TILC, Trinity or the Issuer hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless Trinity, TILC or the Issuer is compelled by law to deduct or withhold such taxes, duties or charges. In that event, Trinity, TILC or the Issuer, as applicable, shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made; provided that the Indemnitors will not be required to indemnify or gross-up for such taxes and withholdings to the extent imposed as a result of a failure of such Purchaser to provide any duly executed and completed form or document described in the last sentence of this paragraph upon the execution of this Agreement or to be delivered thereafter upon the reasonable request of its Indemnitors which evidences such Purchaser’s entitlement to an exemption for such taxes and withholdings. Furthermore, the Indemnitors hereby request that the each Purchaser hereby provide to them IRS Form W-9 or IRS Form W-8BEN, W-8IMY or W-8ECI, whichever is applicable.
          (l) To the extent, if any, that the rating provided with respect to the Offered Notes by the Hired NRSRO is conditional upon the furnishing of documents or the taking of any other action on or prior to the Closing Date by the Issuer, TILC, TRLWT or Trinity, Trinity, TILC, TRLWT or the Issuer, as the case may be, shall use its reasonable best efforts to furnish such documents and take any other such action on or prior to the Closing Date.
     6. Free Writing Communications. (a) Each of the Issuer, TILC, TRLWT and Trinity, jointly and severally, represents and agrees that, unless it obtains the prior consent of the Initial

Purchaser, and each Purchaser represents and agrees that, unless it obtains the prior consent of TILC and the Initial Purchaser, it has not made and will not make any offer relating to the Offered Notes that would constitute an Issuer Free Writing Communication. Any such Issuer Free Writing Communication consented to by TILC and the Initial Purchaser is hereinafter referred to as a “Permitted Free Writing Communication.”
          (b) To the extent it would be an Issuer Free Writing Communication, each of the Issuer, TILC and Trinity consents to the use by the Initial Purchaser of a Free Writing Communication that (a) contains only information describing the preliminary or final terms of the Offered Notes or the offering thereof or (b) does not contain any material information about the Issuer, TILC, TRLWT or Trinity or the securities of any of them that was provided by any of the Issuer, TILC, TRLWT and Trinity or on behalf of any of them. Any such Free Writing Communication is a Permitted Free Writing Communication for purposes of this Agreement.
     7. Conditions of the Obligations of the Purchasers. The obligations of the Purchasers to purchase and pay for the Offered Notes will be subject to the accuracy of the representations and warranties on the part of the Issuer, TILC and Trinity herein, to the accuracy of the statements of officers of the Issuer, TILC and Trinity made pursuant to the provisions hereof, to the performance by each of the Issuer, TILC and Trinity of its obligations hereunder and to the following additional conditions precedent on or prior to the Closing Date:
          (a) The Purchasers shall have received from Deloitte LLP a letter or letters, dated as of the date of the Preliminary Offering Circular and as of the Applicable Time, in form and substance satisfactory to the Initial Purchaser and their counsel, stating in effect that they have performed certain specified procedures, all of which have been agreed to by the Purchasers, as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Preliminary Offering Circular and the final Offering Circular agrees with the corresponding information included on or derived from a certain computer-generated railroad car lease data file and related record layout, excluding any questions of legal interpretation.
          (b) Subsequent to the execution and delivery of this Agreement, there shall not have occurred: (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Issuer, TILC, TRLWT or Trinity and its subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Purchasers, including the Initial Purchaser or any of its affiliates, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Notes; (ii) any downgrading in the rating of any debt securities of TILC or Trinity by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of TILC or Trinity (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement by such organization that the Issuer, Trinity or TILC has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of the majority in interest of the Purchasers including the Initial Purchaser or any of its affiliates, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Notes, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange; (v) any suspension of trading of any securities of the Issuer, TILC or Trinity or any of its affiliates on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by U.S. Federal or New York authorities; (vii) any major disruption of settlements of securities or clearance services in the United States; or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of majority in interest of the Purchasers including the Initial Purchaser or any of its affiliates, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Offered Notes.
          (c) The Purchasers shall have received opinions, dated the Closing Date, of (i) Vedder Price P.C., counsel for the Issuer, (ii) the Associate General Counsel and Secretary of Trinity, and (iii) such other law firms acceptable to the Initial Purchaser and its counsel, to the effect that:
     (i) The Issuer has been duly formed and is an existing limited liability company in good standing under the laws of the state of Delaware, with power and authority (as a limited liability company and otherwise) to own its properties and conduct its business as described in the General Disclosure Package or Additional Issuer Information; and the Issuer is duly qualified to do business as a foreign limited liability company in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification;
     (ii) TRLWT has been duly formed and is an existing Delaware statutory trust in good standing under the laws of the state of Delaware, with power and authority (as a statutory trust and otherwise) to own its properties and conduct its business as described in the General Disclosure Package; and TRLWT is duly qualified to do business as a statutory trust in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification;
     (iii) Each of TILC and Trinity has been duly incorporated and is an existing corporation in good standing under the laws of the state of Delaware, with power and authority (as a corporation and otherwise) to own its properties and conduct its business as described in the General Disclosure Package; and each of TILC and Trinity is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification;
     (iv) The Indenture and the other Transaction Documents have been duly authorized, executed and delivered by the Issuer, TILC, TRLWT or Trinity, as applicable; the Offered Notes have been duly authorized, executed, authenticated, issued and delivered and conform to the description thereof contained in the Final Offering Document; and each Transaction Document with respect to which it is a party, constitutes a valid and legally binding obligation of the Issuer, TILC, TRLWT or Trinity, as applicable, enforceable against the Issuer, TILC, TRLWT or Trinity, as applicable, in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;
     (v) The Indenture creates a valid lien upon all of the Collateral (as defined in the Indenture) as granted under the Indenture and subject to the lien thereof, subject only to the exceptions referred to in the Indenture, and will create a similar lien upon all properties and assets that become part of the Collateral after the date of such opinion and required to be subjected to the lien of the Indenture, subject only to the exceptions referred to in the Indenture; the Trustee for the benefit of the holders of the holders of the Offered Notes from time to time will have, upon the filing of certain financing statements, a perfected security interest in the Collateral;
     (vi) Each of the Issuer, TILC, TRLWT and Trinity has been duly incorporated or formed, and is an existing corporation, statutory trust or limited liability company in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, with power and authority (as a corporation and otherwise) to own its properties and conduct its business as described in the General Disclosure Package; and each of the Issuer, TILC, TRLWT and Trinity is duly qualified to do business as a foreign corporation, statutory trust or limited liability company in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification if the failure to be so qualified would materially and adversely affect its ability to perform its obligations under the Transaction Documents;
     (vii) The Issuer is not and, after giving effect to the offering and sale of the Offered Notes and the application of the proceeds thereof as described in the General Disclosure Package, will not be an “investment company” as defined in the Investment Company Act;
     (viii) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance or sale of the Offered Notes, except for security interest filings contemplated by the Transaction Documents and except such as may be required under state securities laws and except for the filing of a notice of sale on Form D as required by Rule 503 of Regulation D of the Securities Act;
     (ix) There are no pending actions, suits or proceedings against or affecting the Issuer, TILC, TRLWT, Trinity or any of their respective subsidiaries, or any of their respective properties that, if determined adversely to the Issuer, TILC, TRLWT, Trinity or any of their respective subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Issuer, TILC, TRLWT or Trinity to perform their respective obligations under the Indenture, this Agreement, or any other Transaction Document or which are otherwise material in the context of the sale of the Offered Notes; and no such actions, suits or proceedings are threatened or, to such counsel’s knowledge, contemplated;
     (x) The execution, delivery and performance of the Indenture, the other Transaction Documents to which the Issuer, TILC, TRLWT or Trinity is a party, and this Agreement and the issuance and sale of the Offered Notes and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Issuer, TILC, TRLWT or Trinity or any of their properties, or any agreement or instrument to which the Issuer, TILC, TRLWT or Trinity is a party or by which the Issuer, TILC, TRLWT or Trinity is bound or to which any of the properties of the Issuer, TILC, TRLWT or Trinity is subject, or the organizational or formation documents of the Issuer, TILC, TRLWT or Trinity, and the Issuer has full power and authority to authorize, issue and sell the Offered Notes as contemplated by this Agreement;
     (xi) Such counsel have no reason to believe that the Final Offering Document, or any amendment or supplement thereto, as of the Applicable Time and as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein not misleading; and such counsel have no reason to believe that the information specified in a schedule, if any, to such counsel’s letter, which information, when taken together with the Preliminary Offering Circular, will comprise the General Disclosure Package, as of the Applicable Time and as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein not misleading;
     (xii) This Agreement has been duly authorized, executed and delivered by each of the Issuer, TILC, TRLWT and Trinity;
     (xiii) It is not necessary in connection with (i) the offer, sale and delivery of the Offered Notes by the Issuer to the several Purchasers pursuant to this Agreement, or (ii) the resales of the Offered Notes by the Purchasers in the manner contemplated by this Agreement, to register the Offered Notes under the Securities Act or to qualify an indenture in respect thereof under the Trust Indenture Act;
     (xiv) The statements in the Preliminary Offering Circular and the Offering Circular under the captions “The Issuer”, “The Railcars”, “The Lessees”, “The Leases”, “The Manager”, “Description of the Management Agreement”,

“Description of the Administrative Services Agreement”, “Description of the Asset Transfer Agreement”, “Description of the Offered Notes and Indenture” and “Description of the Parent Undertaking Agreement”, insofar as they purport to summarize certain terms of the Offered Notes and the applicable Transaction Documents, constitute a fair summary of the provisions purported to be summarized;
     (xv) The statements contained in the Preliminary Offering Circular and the Offering Circular under the captions “ERISA Considerations” and “Certain United States Federal Income Tax Considerations”, to the extent that they constitute matters of federal law or legal conclusions with respect thereto, while not purporting to discuss all possible consequences of investment in the Offered Notes, are correct in all material respects with respect to those consequences or matters that are discussed therein;
     (xvi) In the event of a bankruptcy proceeding of the Issuer under the Bankruptcy Code, a court properly presented with the facts would hold that the transfer of the Railcars and Leases from TILC to TRLWT and from TRLWT or TILC to the Issuer and as contemplated by the Transaction Documents prior to such event would constitute sales, and not secured loans, and that, accordingly, the Railcars and Leases so transferred and the proceeds thereof would not constitute “property of the estate” of the seller for purposes of Section 541 of the Bankruptcy Code and would not as a result of such proceeding be subject to the automatic stay of Section 362(a) of the Bankruptcy Code; and
     (xvii) In the event of a bankruptcy proceeding of TILC or TRLWT under the Bankruptcy Code, a court properly presented with the facts would not grant an order substantively consolidating the assets and liabilities of the Issuer with those of TILC or TRLWT.
          (d) The Purchasers shall have received from Mayer Brown LLP, counsel for the Purchasers, such opinion or opinions, dated the Closing Date, with respect to the Final Offering Document and the General Disclosure Package, the exemption from registration for the offer and sale of the Offered Notes to the several Purchasers and the resales by the several Purchasers as contemplated hereby and other related matters as the Initial Purchaser may require, and the Issuer shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
          (e) The Purchasers shall have received the opinion or opinions of Morris James LLP, special counsel to the Trustee, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchaser.
          (f) The Purchasers shall have received a copy of each opinion provided to the Hired NRSRO in connection with its rating of the Offered Notes, each of which shall state therein that the Purchasers may rely thereon, in form and substance reasonably satisfactory to the Initial Purchaser.

          (g) The Purchasers shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of each of the Issuer, Trinity and TILC (it being understood that a certificate of TILC in its capacity as sole member and manager of the Issuer shall be sufficient for purposes of the Issuer’s compliance with this requirement) in which such officers, to the best of their knowledge after reasonable investigation, shall state that (i) the representations and warranties of the Issuer, TILC and Trinity, as the case may be, in this Agreement are true and correct, that each of the Issuer, TILC and Trinity has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and that, subsequent to the date of the most recent financial statements of each of the Issuer, TILC and Trinity there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of each of the Issuer, TILC and Trinity and its subsidiaries taken as a whole except as described in such certificate, (ii) nothing has come to their attention that would lead any of them to conclude that the General Disclosure Package included any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, under the circumstances in which they were made, not misleading and (iii) since the date of the Offering Circular there shall not have been any change in the capital stock of Trinity or TILC or the membership interests of the Issuer, or the long term debt of the Issuer, Trinity or TILC.
          (h) The Purchasers shall have received a letter, dated the date of this Agreement, of Deloitte LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three (3) days prior to the Closing Date for the purposes of this subsection.
          (i) On or before the Closing Date, this Agreement, the Offering Document and each Transaction Document shall be satisfactory in form and substance to the Initial Purchaser, shall have been duly executed and delivered by the parties thereto (except that the execution and delivery of the documents referred to above (other than this Agreement) by a party hereto or thereto shall not be a condition precedent to such party’s obligations hereunder), shall each be in full force and effect and executed counterparts of each shall have been delivered to the Purchasers or their counsel on or before the Closing Date.
          (j) Each of Trinity, TILC and the Issuer shall have delivered to the Purchasers a certificate (it being understood that a certificate of TILC in its capacity as sole member and manager of the Issuer shall be sufficient for purposes of the Issuer’s compliance with this requirement), dated the Closing Date, of its secretary certifying its certificate of incorporation, limited liability company agreement, bylaws or other organizational documents; board or similar resolutions authorizing the execution, delivery and performance of the Transaction Documents to which it is a party, as applicable; and the incumbency of all officers that signed any of the Transaction Documents.
          (k) The Purchasers shall have received a certificate from a nationally recognized insurance broker with respect to the public liability insurance required by Section 5.04(f) of the Indenture.

          (l) Any Transaction Documents which are required to be executed on or prior to the Closing Date that have not been executed by the date of this Agreement will be subject to a condition precedent that requires such agreements to be in form and substance satisfactory to the Initial Purchaser.
          (m) (i) The Hired NRSRO shall have delivered to the Issuer and the Purchasers a final rating letter setting forth a rating with respect to the Offered Notes of at least “A” and (ii) subsequent to the execution and delivery of this Agreement the Hired NRSRO shall not have announced in writing (which shall include, without limitation, any press release by such organization) that it has under surveillance or review its rating of any of the Offered Notes (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating).
          (n) On or prior to the Closing Date, DTC shall have approved as to form the “Regulation S Temporary Global Note” and the “144A Book-Entry Note” as those terms are defined in the Indenture.
          (o) On or before the Closing Date the Issuer shall have caused the Indenture (or memorandum thereof) delivered at the Closing Date, to be duly filed, recorded and deposited with the Surface Transportation Board of the United States of America in conformity with 49 U.S.C. §11301 and with the Registrar General of Canada pursuant to Section 90 of the Railway Act of Canada, and the Issuer shall furnish the Purchasers with proof thereof.
          (p) On or before to the Closing Date, the Issuer shall have funded the Liquidity Reserve Account in the amount required by the Transaction Documents.
     Documents described as being “in the agreed form” are documents which are in the form reasonably satisfactory to the Initial Purchaser and Mayer Brown LLP.
     The Issuer and TILC will furnish the Purchasers with such conformed copies of such opinions, certificates, letters and documents as the Purchasers reasonably request. The Initial Purchaser may in its sole discretion waive, on behalf of any Purchaser, compliance with any conditions to the obligations of such Purchaser hereunder.
     8. Indemnification and Contribution. (a) The Issuer, TILC and Trinity will jointly and severally indemnify and hold harmless each Purchaser, its respective officers, partners, members, directors and affiliates and each person, if any, who controls such Purchaser, within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Purchasers may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any breach of any of the representations, warranties and covenants of the Issuer, TILC or Trinity contained herein or any untrue statement or alleged untrue statement of any material fact contained in any document comprising a part of the Offering Document, any Limited Use Issuer Free Writing Communication or any amendment or supplement thereto, or any related preliminary offering circular or Additional Issuer Information, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, including, without limitation, any losses, claims, damages or liabilities arising out of or based upon the Issuer’s, TILC’s or Trinity’s failure to perform its obligations under Section 5(a) of this Agreement, and will reimburse the Purchasers for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that none of the Issuer, TILC or Trinity will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Issuer, TILC or Trinity by any Purchaser through the Initial Purchaser specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below.
          (b) Each Purchaser will severally and not jointly indemnify and hold harmless the Issuer, TILC and Trinity, their respective directors and officers and each person, if any, who controls the Issuer, TILC or Trinity within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Issuer, TILC or Trinity may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any document comprising a part of the Offering Document, any Limited Use Issuer Free Writing Communication or any amendment or supplement thereto, or any related preliminary offering circular, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Issuer, TILC or Trinity by such Purchaser through the Initial Purchaser specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Issuer, TILC or Trinity in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Purchaser consists of the following information in the Offering Document furnished on behalf of each Purchaser: under the caption “Plan of Distribution”, the second sentence of the second paragraph, the third paragraph, fourth paragraph, ninth paragraph, the second and third sentences of the tenth paragraph and the twelfth paragraph thereunder; provided, however, that the Purchasers shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Issuer’s, TILC’s or Trinity’s failure to perform its obligations under Section 5(a) of this Agreement.
          (c) Each Other Purchaser will severally and not jointly indemnify and hold harmless the Initial Purchaser, its respective officers, partners, members, directors and affiliates and each person, if any, who controls the Initial Purchaser, within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Initial Purchaser may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any breach by such Other Purchaser of the covenants contained in Section 6(a) of this Agreement, and will reimburse the Initial Purchaser for any legal or other expenses reasonably incurred by the Initial Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.
          (d) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnifying party, be counsel to the indemnified party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which such indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes (i) an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of such indemnified party.
          (e) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer, TILC, TRLWT and Trinity on the one hand and the Purchasers on the other from the offering of the Offered Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer, TILC, TRLWT and Trinity on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Issuer, TILC, TRLWT and Trinity on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Issuer bear to the total discounts, commissions and fees received by the Purchasers from the Issuer under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer, TILC, TRLWT, Trinity or the Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Purchaser shall be required to contribute any amount in excess of the total discounts, commissions and fees received by such Purchaser from the Issuer. The obligations of the Purchasers in this subsection (e) to contribute are several in proportion to their respective purchase obligations and not joint.
          (f) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (c) above in such proportion as is appropriate to reflect the relative fault of the applicable Other Purchaser on the one hand and the Initial Purchaser on the other as well as any other relevant equitable considerations. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (f) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (f).
          (g) The obligations of the Issuer, TILC and Trinity under this Section shall be in addition to any liability which the Issuer, TILC or Trinity may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Securities Act or the Exchange Act; and the obligations of the Purchasers under this Section shall be in addition to any liability which the such Purchaser may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Issuer, TILC or Trinity within the meaning of the Securities Act or the Exchange Act. The obligations of each Other Purchaser under subsections (c) and (f) above shall be in addition to any liability which such Other Purchaser may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Initial Purchaser within the meaning of the Securities Act or the Exchange Act.
     9. Default of Purchasers. If any Purchaser or Purchasers default in their obligations to purchase Offered Notes hereunder and the aggregate principal amount of Offered Notes that such defaulting Purchaser or Purchasers agreed but failed to purchase does not exceed 10% of the total principal amount of the Offered Notes, the Initial Purchaser may make arrangements satisfactory to the Issuer for the purchase of such Offered Notes by other persons, including any of the Purchasers, but if no such arrangements are made by the Closing Date, the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Notes that such defaulting Purchaser or Purchasers agreed but failed to purchase. If any Purchaser or Purchasers so default and the aggregate principal amount of Offered Notes with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Notes and arrangements satisfactory to the Initial Purchaser and the Issuer for the purchase of such Offered Notes by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Issuer, TILC or Trinity, except as provided in Section 10. As used in this Agreement, the term “Purchaser” includes any person substituted for a Purchaser under this Section. Nothing herein will relieve a defaulting Purchaser from liability for its default.
     10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Issuer, TILC, Trinity or their respective officers and of the several Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Issuer, TILC, Trinity or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Notes. If this Agreement is terminated pursuant to Section 9 or if for any reason the purchase of the Offered Notes by the Purchasers is not consummated, the Issuer, TILC and Trinity shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 5 and the respective obligations of the Issuer, TILC, Trinity, and the Purchasers pursuant to Section 8 shall remain in effect. Further, if the purchase of the Offered Notes by the Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9, the Issuer, TILC or Trinity will reimburse the Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Notes.
     11. Notices. All communications hereunder will be in writing and, if sent to the Purchasers will be mailed, delivered or telegraphed and confirmed to the Purchasers, c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: Transactions Advisory Group; if sent to the Issuer, TILC or Trinity, as the case may be, will be mailed, delivered or telegraphed and confirmed to it at c/o Trinity Industries, Inc., 2525 Stemmons Freeway, Dallas, Texas 75207, Attention: Vice President Leasing Operations Re: (TRL 2010); provided, however, that any notice to the Purchasers pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Purchaser.
     12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder, except that holders of Offered Notes shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Issuer as if such holders were parties thereto.
     13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.
     14. Absence of Fiduciary Relationship. Each of the Issuer, TILC and Trinity acknowledges and agrees that:
          (a) The Purchasers have been retained solely to act as initial purchasers in connection with the initial purchase, offering and resale of the Offered Notes and that no fiduciary, advisory or agency relationship between any of the Issuer, TILC, TRLWT or Trinity or their respective affiliates, stockholders, creditors or employees, on the one hand, and the Purchasers, on the other hand, has been created in respect of any of the transactions contemplated by this Agreement or the Offering Document, irrespective of whether any Purchaser has advised or is advising the Issuer, TILC, TRLWT or Trinity on other matters;
          (b) the purchase and sale of the Offered Notes pursuant to this Agreement, including the determination of the offering price of the Offered Notes and any related discount and commissions, is an arm’s-length commercial transaction among the Purchasers, the Issuer, TILC and Trinity and the Issuer, TILC and Trinity are capable of evaluating and understanding, and do understand and hereby accept, the terms, risks and conditions of the transactions contemplated by this Agreement;
          (c) the Issuer, TILC, TRLWT and Trinity have been advised that the Purchasers and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Issuer, TILC, TRLWT and Trinity and that no Purchaser has any obligation to disclose such interests and transactions to any of the Issuer, TILC, TRLWT or Trinity by virtue of any fiduciary, advisory or agency relationship; and
          (d) each of the Issuer, TILC or Trinity waives, to the fullest extent permitted by law, any claims it may have against any Purchaser for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that no Purchaser shall have any liability (whether direct or indirect) to any of the Issuer, TILC or Trinity in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of any of the Issuer, TILC or Trinity, including stockholders, employees or creditors of the Issuer, TILC or Trinity.
     15. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the state of New York without regard to principles of conflicts of laws.
     Each of the Issuer, TILC and Trinity hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
     16. No Petition in Bankruptcy. Each Purchaser agrees that, prior to the date which is one year and one day after the payment in full of all outstanding Offered Notes, such Purchaser will not institute against, or join any other Person in instituting against, the Issuer an action in bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceeding under the laws of the United States or any state of the United States.
     17. Integration. As to the matters set forth in this Agreement, so long as this Agreement is in full force and effect, the provisions herein shall supersede any and all prior agreements as to such subject matter, including, but not limited to, the Engagement Letter.

     If the foregoing is in accordance with the Purchasers’ understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Issuer, TILC, Trinity and the Initial Purchaser in accordance with its terms.

Very truly yours, TRINITY RAIL LEASING 2010 LLC,
By:	TRINITY INDUSTRIES LEASING COMPANY, as sole member and manager

By:	/s/ Cary Lance Davis
	Name:	Cary Lance Davis
	Title:	Vice President

TRINITY INDUSTRIES LEASING COMPANY
By:	/s/ Cary Lance Davis
	Name:	Cary Lance Davis
	Title:	Vice President

TRINITY INDUSTRIES, INC.
By:	/s/ Gail Peck
	Name:	Gail Peck
	Title:	Treasurer

The foregoing Purchase Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE SECURITIES (USA) LLC
By:	/s/ Hari Raghavan
	Name:	Hari Raghavan
	Title:	Director

The foregoing Purchase Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT AGRICOLE SECURITIES (USA) INC.
By:	/s/ Leo Burrell
	Name:	Leo Burrell
	Title:	Managing Director

The foregoing Purchase Agreement is hereby confirmed and accepted as of the date first above written.

LLOYDS TSB BANK plc
By:	/s/ James Walter
	Name:	James Walter
	Title:	Director

The foregoing Purchase Agreement is hereby confirmed and accepted as of the date first above written.

RABO SECURITIES USA, INC.
By:	/s/ Kenneth McGrory
	Name:	Kenneth McGrory
	Title:	President

The foregoing Purchase Agreement is hereby confirmed and accepted as of the date first above written.

WELLS FARGO SECURITIES, LLC.
By:	/s/ Kevin C. Ryan
	Name:	Kevin C. Ryan
	Title:	Director

SCHEDULE A

Principal Amount of
Purchaser	Offered Notes

Credit Suisse Securities (USA) LLC	$349,214,928
Lloyds TSB Bank plc	$5,000,000
Credit Agricole Securities (USA) Inc.	$5,000,000
Wells Fargo Securities, LLC	$5,000,000
Rabo Securities USA, Inc.	$5,000,000

Total	$369,214,928

SCHEDULE B
None.